Exhibit 10.14
FINANCIAL PERFORMANCE-BASED
RESTRICTED STOCK AGREEMENT (2021)

        THIS AGREEMENT is made as of October 15, 2021 (the “Grant Date”), between Stagwell Inc., a Delaware corporation (the “Corporation”), and [        ] (the “Grantee”).

        WHEREAS, the Corporation has adopted the 2016 Stock Incentive Plan (as amended, the “Plan”) for the purpose of providing employees of the Corporation and eligible non-employee directors of the Board of Directors a proprietary interest in pursuing the long-term growth, profitability and financial success of the Corporation (except as otherwise expressly set forth herein, capitalized terms used in this Agreement shall have the definitions set forth in the Plan);

        WHEREAS, the Human Resources & Compensation Committee (the “Committee”) of the Board of Directors has determined that it is in the best interests of the Corporation to make the award set forth herein, which award will vest upon achievement by the Corporation of the specified financial growth target during the financial performance period of January 1, 2021 through December 31, 2023; and

        WHEREAS, pursuant to the Plan, the Committee has determined to grant an Other Stock-Based Award to the Grantee in the form of shares of Class A common stock, subject to the terms, conditions and limitations provided herein, including achievement of the financial performance target, and in the Plan (the “Restricted Stock”).

        NOW, THEREFORE, the parties hereto agree as follows:

    1.     Grant of Restricted Stock.

        1.1 The Corporation hereby grants to the Grantee, on the terms and conditions set forth in this Agreement, the number of shares of Restricted Stock set forth under the Grantee’s name on the signature page hereto (the “2021 Restricted Stock Award”).

        1.2 The Grantee’s rights with respect to all the shares of Restricted Stock underlying the 2021 Restricted Stock Award shall not vest and will remain forfeitable at all times prior to the Vesting Date, subject to the occurrence of a Permitted Acceleration Event (each as defined below). At any time, reference to the 2021 Restricted Stock Award shall be deemed to be a reference to the shares of Restricted Stock granted under Section 1.1 that have neither vested nor been forfeited pursuant to the terms of this Agreement.

        1.3 This Agreement shall be construed in accordance with, and subject to, the terms of the Plan (the provisions of which are incorporated herein by reference).

    2.     Rights of Grantee.

        Except as otherwise provided in this Agreement, the Grantee shall be entitled, at all times on and after the Grant Date, to exercise all rights of a shareholder with respect to the 2021 Restricted Stock Award, including the right to vote the shares of Restricted Stock. Prior to the Vesting Date, the Grantee shall not be entitled to transfer, sell, pledge, hypothecate or assign any portion of the 2021 Restricted Stock Award (collectively, the “Transfer Restrictions”), nor to receive current payment of dividends as per Section 5 below.

    3.     Vesting; Lapse of Restrictions.

        3.1 The 2021 Restricted Stock Award shall vest, and the Transfer Restrictions shall lapse, on March 31, 2024 (the “Vesting Date”), solely to the extent (A) the Corporation achieves the performance thresholds set forth below in Section 3.3, as determined by the Committee on or prior to March 31, 2024 (the date of such determination, the “Determination Date”), and (B) the Grantee continues to serve as an employee of the Corporation through the Vesting Date (the “Service Condition”); provided, however, that the 2021 Restricted Stock Award shall vest, and the Transfer Restrictions with respect to the 2021 Restricted Stock Award shall lapse, if sooner, as the result of any Permitted Acceleration Event, as provided below. “Permitted Acceleration Event” means one of the following: (i) termination of Grantee’s employment by the Corporation without Cause or by the Grantee for Good Reason (solely to the extent Grantee and the Corporation are parties to an employment agreement that defines Good Reason); (ii) Qualified Retirement; or (iii) the Grantee’s death or Disability.

In the event that Grantee’s employment is terminated (i) by the Corporation without Cause, or (ii) or by the Grantee for Good Reason, a number of shares of Restricted Stock under the 2021 Restricted Stock Award shall vest (A) if such termination occurs within one (1) year following the occurrence of a Change of a Control, on the termination date, in an amount equal to the full number of shares under the 2021 Restricted Stock Award, and (B) if such termination does not occur within one (1) year following the occurrence of a Change of a Control, on the Vesting Date, in an amount equal to the product of (x) the number of shares of Restricted Stock under the 2021 Restricted Stock Award that would otherwise performance vest in accordance with Section 3.3 hereof, if any, and (y) a fraction, the numerator of which shall be the number of full months of service completed by the Grantee from October 1, 2021 through the termination date, and the denominator of which shall be 30.

In the event of Grantee’s Qualified Retirement, the number of shares of Restricted Stock that performance vest in accordance with Section 3.3 hereof shall vest on the Vesting Date.

In the event of Grantee’s death or Disability, the full number of shares under the 2021 Restricted Stock Award shall vest on the date of death or Disability.

        3.2 Upon the earliest of (i) any termination of the Grantee for Cause; (ii) resignation by the Grantee without Good Reason or (iii) the failure by the Corporation to achieve the Minimum EBITDA Threshold, as determined by the Committee on the Determination Date, the 2021 Restricted Stock Award shall be forfeited and automatically transferred to and reacquired by the Corporation at no cost to the Corporation, and neither the Grantee nor any heirs, executors or successors of such Grantee shall thereafter have any right or interest in such shares of Restricted Stock.

        3.3    The 2021 Restricted Stock Award shall performance vest (but not satisfy the Service Condition) based upon the Corporation’s level of achievement of “EBITDA” (as defined below) during the performance period commencing on January 1, 2021 and ending on December 31, 2023 (the “Performance Period”), as described in this Section 3.3. All determinations required to be made hereunder shall be made by the Committee:

For the Performance Period, as determined on the Determination Date:
(i)If the Corporation achieves EBITDA for the Performance Period in an amount equal to or greater than the EBITDA Target, then 100% of the 2021 Restricted Stock Award shall performance vest on the Vesting Date;

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(ii)If the Corporation achieves EBITDA for the Performance Period in an amount equal to or greater than 90% of the EBITDA Target (the “Minimum EBITDA Threshold”) but less than 100% of the EBITDA Target, then a prorated amount between 75% and 100% of the 2021 Restricted Stock Award shall performance vest on the Vesting Date, determined based on straight-line interpolation for EBITDA between the Minimum EBITDA Threshold and EBITDA Target; and
(iii)If the Corporation achieves EBITDA for the Performance Period in an amount less than the Minimum EBITDA Threshold, then no part of the Restricted Stock Award shall performance vest pursuant to this Section 3.3.
In the event of a Change of Control, 100% of the 2021 Restricted Stock Award shall performance vest (but not satisfy the Service Condition).

For purposes of the foregoing, the following terms shall have the meanings indicated below. Capitalized terms used in this Agreement but not defined herein shall have the meaning assigned to them in the Plan.

(a)“Cause” shall have the meaning set forth in the Grantee’s employment agreement with the Corporation. If such term is not defined in the Grantee’s employment agreement, then Cause means the Grantee’s termination by reason of (i) his/her continued or willful failure substantially to perform his/her duties for the Corporation, (ii) his/her willful and serious misconduct in connection with the performance of his/her duties for the Corporation, (iii) the Grantee’s conviction of, or entering a plea of guilty to, a crime that constitutes a felony or a crime involving moral turpitude, (iv) his/her fraudulent or dishonest conduct or (v) his/her material breach of any of his/her obligations or covenants under any written policies of the Corporation or any written agreement between such Grantee and the Corporation.
(b)“Change in Control” shall have the meaning set forth in Section 2(b) of the Plan.
(c)“Disability” shall have the meaning set forth in the Grantee’s employment agreement. If such term is not defined in the Grantee’s employment agreement, then Disability means the inability of the Grantee to have performed the Grantee’s material duties due to a physical or mental injury, infirmity or incapacity for one hundred eighty (180) consecutive days (including weekends and holidays) in any 365-day period, as determined by the Corporation in its reasonable discretion.
(d)“EBITDA” shall mean Adjusted EBITDA for the Performance Period as reported in the Corporation’s public filings, but excluding the effect of acquisitions made during the Performance Period; provided, however, that the Committee shall retain discretion to make appropriate adjustments to EBITDA for extraordinary events in accordance with the Plan.
(e)“EBITDA Target” shall equal $1.1 billion; provided, however, that the Committee shall retain discretion to make appropriate adjustments to the

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EBITDA Target, including adjustments to take into account any asset disposition.

(f)“Employment Agreement” shall mean the Participant’s applicable employment agreement with the Corporation.
(g)“Good Reason” shall have the meaning set forth in the Grantee’s employment agreement with the Corporation, and if not so defined shall be inapplicable.
(h)“Qualified Retirement” shall mean (i) the Participant’s voluntary termination of employment with the Corporation after (A) attaining seventy (70) years of age and (B) providing a minimum five (5) years of service to the Corporation or its affiliates or predecessors; provided that the Participant does not provide services to any competing business, other than as a member of a board of directors, from the date of retirement through the Vesting Date, or (ii) as determined by the Committee.
4.    Escrow and Delivery of Shares.

        4.1 Certificates (or an electronic “book entry” on the books of the Corporation's stock transfer agent) representing the shares of Restricted Stock shall be issued and held by the Corporation (or its stock transfer agent) in escrow (together with any stock transfer powers which the Corporation may request of Grantee) and shall remain in the custody of the Corporation (or its stock transfer agent) until (i) their delivery to the Grantee as set forth in Section 4.2 hereof, or (ii) their forfeiture and transfer to the Corporation as set forth in Section 3.2 hereof. The appointment of an independent escrow agent shall not be required.

        4.2    (a) Certificates (or an electronic “book entry”) representing those shares of Restricted Stock in respect of which the Transfer Restrictions have lapsed pursuant to Section 3.1 hereof shall be delivered to the Grantee as soon as practicable following the Vesting Date.

            (b) The Grantee, or the executors or administrators of the Grantee's estate, as the case may be, may receive, hold, sell or otherwise dispose of those shares of Restricted Stock delivered to him or her pursuant to this Section 4.2 free and clear of the Transfer Restrictions, but subject to compliance with all federal and state securities laws.

        4.3     (a) Each stock certificate issued pursuant to Section 4.1 shall bear a legend in substantially the following form:

THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS APPLICABLE TO RESTRICTED STOCK CONTAINED IN THE 2016 STOCK INCENTIVE PLAN (AS AMENDED, THE “PLAN”) AND A RESTRICTED STOCK AGREEMENT (THE “AGREEMENT”) BETWEEN THE CORPORATION AND THE REGISTERED OWNER OF THE SHARES REPRESENTED HEREBY. RELEASE FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN AND THE AGREEMENT, COPIES OF WHICH ARE ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION.

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            (b)     As soon as practicable following the Vesting Date, the Corporation shall issue a new certificate (or electronic “book entry”) for shares of the Restricted Stock which have become non-forfeitable in relation to such Vesting Date, which new certificate (or electronic “book entry”) shall not bear the legend set forth in paragraph (a) of this Section 4.3 and shall be delivered in accordance with Section 4.2 hereof.

    5. Dividends. All dividends declared and paid by the Corporation on shares underlying the 2021 Restricted Stock Award shall be deferred until the lapsing of the Transfer Restrictions pursuant to Section 3.1 and shall be distributed only to the extent the underlying shares of Restricted Stock vest in accordance with Section 3. The deferred dividends shall be held by the Corporation for the account of the Grantee until the Vesting Date, at which time the dividends shall be paid to the Grantee. Upon the forfeiture of the shares of Restricted Stock pursuant to Section 3, any deferred dividends shall also be forfeited to the Corporation.

    6. No Right to Continued Retention. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance as an employee, nor shall this Agreement or the Plan interfere in any way with the right of the Corporation to terminate the Grantee's service as an employee at any time.

7. Adjustments Upon Change in Capitalization. If, by operation of Section 10 of the Plan, the Grantee shall be entitled to new, additional or different shares of stock or securities of the Corporation or any successor corporation, such new, additional or different shares or other property shall thereupon be subject to all of the conditions and restrictions which were applicable to the shares of Restricted Stock immediately prior to the event and/or transaction.

    8.    Modification of Agreement. Except as set forth in the Plan and herein, this Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

    9. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force and effect in accordance with their terms.

    10.    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws principle, except to the extent that the application of New York law would result in a violation of the Canadian Business Corporation Act.

    11.    Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Corporation. This Agreement shall inure to the benefit of the Grantee's heirs, executors, administrators and successors. All obligations imposed upon the Grantee and all rights granted to the Corporation under this Agreement shall be binding upon the Grantee's heirs, executors, administrators and successors.

    12.    Tax Withholding. In addition to the rights of the Corporation pursuant to Section 14(a) of the Plan, upon the vesting of shares of Restricted Stock granted under this Agreement or otherwise, the Corporation may withhold (or sell on Grantee’s behalf) a number of shares of Class A common stock having a Fair Market Value on the vesting date sufficient to satisfy the federal, state and local

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withholding tax requirements, if any, attributable to such vesting, but not greater than such withholding obligations.

[Signature Page Follows]

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STAGWELL INC.

By:
Name:
Title:

STAGWELL INC.

By:
Name:
Title:

GRANTEE:

By:
Name: [ ]

Number of Shares of Restricted
Stock Hereby Granted: [    ]

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